UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 5, 2012

Arden Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-9904	95-3163136
(Commission File Number)	(IRS Employer Identification No.)

2020 S. Central Avenue
Compton, California	90220
(Address of Principal Executive Offices)	(Zip Code)

(310) 638-2842
(Registrant’s Telephone Number, Including Area Code)

No Change
(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 5, 2012, Arden Group, Inc. (Company) filed a Certificate of Retirement of Class B Common Stock of the Company (Certificate) with the Secretary of State of Delaware.  The filing of the Certificate had the effect of amending the Company’s Certificate of Incorporation so as to reduce the authorized number of shares of Class B Common Stock (Class B) from 1,500,000 to 129,262.  The retired Class B shares represent those that had previously been issued but were no longer outstanding due to conversions to Class A Common Stock in previous years.  The Company’s Restated Certificate of Incorporation, as amended, prohibits the issuance of the Company’s Class B going forward, and thus, the Company was able to eliminate the previously issued Class B shares by resolution of the Board of Directors without stockholder approval.  The Company chose to reduce the number of authorized shares of Class B in order to reduce the future amount of annual Delaware franchise tax payable by the Company which is determined in part by the aggregate par value of all authorized shares of the Company including the Class B.  The remaining authorized shares of Class B, none of which are issued and outstanding, can be eliminated only by an amendment to the Company’s Certificate of Incorporation approved by the Board of Directors and the holders of a majority of the outstanding Class A Common Stock of the Company.

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of the Company.  Certain statements in this Current Report on Form 8-K are forward-looking statements.  These statements discuss, among other things, the future Delaware franchise tax which may or may not be reduced as a result of a reduction of the authorized number of shares of the Company’s Class B.  The Company cautions that any forward-looking statements contained in this Current Report involve risks and uncertainties and are subject to change.  The Company does not undertake any obligation to update forward-looking statements.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

3.1 Certificate of Retirement of Class B Common Stock of Arden Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARDEN GROUP, INC. (Registrant)

Date: September 7, 2012	By:	/s/ LAURA J. NEUMANN
	Name:	Laura J. Neumann
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Retirement of Class B Common Stock of Arden Group, Inc.